Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Shareholders
of Lowry Digital Images, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, shareholders’ deficit, and cash flows present fairly, in all material respects, the financial position of Lowry Digital Images, Inc. (“the Company”) at December 31, 2004 and the results of its operations and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/S/ PricewaterhouseCoopers LLP

Los Angeles, California

March 18, 2005

LOWRY DIGITAL IMAGES, INC.
BALANCE SHEET
December 31, 2004

ASSETS
Current assets:
Cash	$404
Accounts receivable	202,528
Deferred costs	915,245
Other current assets	11,738
Total current assets	1,129,915
Property and equipment, net	1,095,456
Other assets	78,387
Total assets	$2,303,758

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$941,488
Accrued expenses	1,276,837
Deferred revenues	1,842,931
Customer deposits	49,251
Notes payable	1,434,262
Current portion of capital lease	104,534
Notes payable to related parties	194,975
Total current liabilities	5,844,278
Capital lease liability	88,147
Commitments and contingencies (note 7)
Shareholders’ deficit
Common stock-10,000,000 shares authorized, 2,595,444 issued and outstanding; no par value	1,062,292
Accumulated deficit	(4,690,959)
Total shareholders’ deficit	(3,628,667)
Total liabilities and shareholders’ deficit	$2,303,758

The accompanying notes are an integral part of these financial statements.

LOWRY DIGITAL IMAGES, INC.
STATEMENT OF OPERATIONS
For the year ended December 31, 2004

Revenues	5,024,650
Cost of revenues	3,910,258
Gross profit	1,114,392
Operating expenses:
Research and development	617,242
General and administrative	2,300,177
2,917,419
Loss from operations	(1,803,027)
Other income (expense):
Interest income (expense), net	(117,704)
Gain on fixed asset disposal	19,327
Other	16,372
Loss before provision for income taxes	(1,885,032)
Provision for income taxes	800
Net loss	$(1,885,832)

The accompanying notes are an integral part of these financial statements.

LOWRY DIGITAL IMAGES, INC.
STATEMENT OF SHAREHOLDERS DEFICIT

	Common Stock		Accumulated Deficit	Total
	Shares	Amount
Balance, January 1, 2004	2,526,526	$804,883	$(2,805,127)	$(2,000,244)

Conversion of note payable to common shares	68,918	257,409		257,409

Net loss	—	—	(1,885,832)	(1,885,832)

Balance, December 31, 2004	2,595,444	$1,062,292	$(4,690,959)	$(3,628,667)

The accompanying notes are an integral part of these financial statements.

LOWRY DIGITAL IMAGES, INC.
STATEMENT OF CASH FLOWS
For the year ended December 31, 2004

Cash flows from operating activities:
Net loss	$(1,885,832)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	646,943
Gain on fixed asset disposal	(19,327)
Changes in operating assets and liabilities:
Increase in accounts receivable	(126,166)
Increase in deferred costs	(852,996)
Increase in other assets	(59,016)
Increase in accounts payable	744,213
Increase in accrued expenses	373,121
Increase in deferred revenues	150,077
Increase in customer deposits	19,979
Net cash flows used in operating activities	(1,009,004)
Cash flows from investing activities:
Purchase of property and equipment	(661,355)
Proceeds from sale of fixed assets	41,720
Net cash flows used in investing activities	(619,635)
Cash flow from financing activities:
Repayment of shareholder notes payable	(30,000)
Additions to notes payable to related parties	350,000
Additions to notes payable	1,261,228
Repayments of capital lease liability	(89,288)
Net cash flows provided by financing activities	1,491,940
Net decrease in cash	(136,699)
Cash, at beginning of period	137,103
Cash, at end of period	$404

Supplement cash flow information for the year ended December 31, 2004:
Interest paid	$44,979
Income taxes paid	$800

Non-cash investing and financing activities:
The Company entered into a $55,000 capital lease for computer equipment during the year ended December 31, 2004.

During fiscal 2004 a convertible note payable with accrued interest amount to $257,409 from a related party was converted into 68,918 shares of common stock.

The accompanying notes are an integral part of these financial statements.

Lowry Digital Images, Inc.
Notes to Financial Statements
December 31, 2004

1.              Business Description and Merger

Business Description

Lowry Digital Images, Inc. (“The Company” or “LDI”) is a provider of restoration and enhancement services for moving pictures captured on film or in digital form.  LDI uses highly advanced, proprietary image processing algorithms designed to improve picture quality and resolution and to remove unwanted artifacts.  Since its inception in 2001, LDI has processed nearly 100 of the world’s most recognized feature films for output to broadcast television, DVD, 35mm film and IMAX® presentations.  LDI is incorporated in California.

Merger

On January 3, 2005, Digital Theater Systems, Inc. (“DTS”), LIVE Acquisition Corp., a wholly-owned subsidiary of DTS (“Merger Sub”), LDI, each of the then-stockholders of LDI, and John Lowry, as Stockholder Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of LDI by DTS pursuant to the merger of Merger Sub with and into LDI (the “Merger”), with LDI surviving the Merger as a wholly owned subsidiary of DTS.

The Merger was completed on the same date as the Merger Agreement.  As a result of the Merger, LDI is a wholly-owned subsidiary of DTS and therefore, will be included in the consolidated financial results of DTS for periods from and subsequent to January 3, 2005.  In connection with the Merger, LDI changed its name to “DTS Digital Images, Inc.”

See Note 9 for additional details on the merger.

Basis Of Presentation

The Company has incurred recurring losses form operations and has a shareholders’ deficit of $3,628,667 as of December 31, 2004 and has $404 cash on hand at December 31, 2004. As described in Note 9 to the financial statements, effective January 3, 2005, the Company has been acquired by DTS. Under the terms of the merger agreement, DTS is committed to invest $3.5 million in LDI on or prior to June 30, 2005. In addition, DTS is required to invest another $1.5 million through the end of 2006 if LDI meets certain milestones. Management believes that cash from current operations and funding from DTS will be sufficient to enable the company to continue as going concern.

2.              Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash with high quality institutions.  The Company performs periodic evaluations of the relative credit standing of these financial institutions.

Accounts Receivable and Allowance for Doubtful Accounts

Allowance for doubtful accounts is provided on the Company’s accounts receivable in management’s judgment that will not be collected.  All accounts receivable are reviewed on a case by case basis, in accordance with the terms of the customer agreement for collectibility. As of December 31, 2004, the Company determined that an allowance was not necessary.

Deferred Costs

The Company’s restoration process requires computerized processing and manual techniques to provide additional quality.  Deferred costs consists of direct costs, including labor hours, primarily from manual digital touch ups, and related other direct incremental costs of the project for which revenue has been deferred until completion of the project.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expenses for the year ending December 31, 2004 were not significant.

2.                                      Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is recorded principally using the straight-line method based upon the estimated useful lives of the assets (leasehold improvements 18 to 22 months, computer equipment from 3 to 5 years and furniture and fixtures over 3 years).  Normal repairs and maintenance are expensed as incurred.  Expenditures, which materially increase values, change capacities or extend useful lives, are capitalized.  Replacements are capitalized and the property and equipment accounts are relieved for the items being replaced.  The related costs and accumulated depreciation of disposed assets are eliminated and any gain or loss on disposition is included in the statement of operations.

Impairment of Long Lived Assets

The Company evaluates long-lived assets, including intangible assets other than goodwill, for impairment in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”).  SFAS 144 requires that long-lived assets and intangible assets other than goodwill be evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.  The recoverability test compares the carrying amount of the asset or asset group to the expected undiscounted net cash flows to be generated by these assets.  If the carrying amount of the asset or asset group is less than the expected undiscounted net cash flows to be generated by these assets, an impairment loss is recorded in earnings during the period of such impairment and is calculated as the excess of the carrying amount of the asset or asset group over its estimated fair value.

Fair Value of Financial Instruments

Cash, accounts receivable, other current assets, accounts payable, accrued expenses, deferred revenue and customer deposits are reflected in the accompanying financial statements at fair value due to the short-term nature of those instruments.  The carrying amount of notes payable and capital leases approximates fair value on the balance sheet date based on borrowing rates currently available to the Company for loans with similar terms and maturities.

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery of goods or completion of services has occurred, 3) the sales price is fixed or determinable, and 4) collectibility of related receivable is reasonably assured.

Deferred Revenue

As of December 31, 2004 deferred revenue consists of customer prepayments for imaging restoration yet to be completed and delivered.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income” Taxes, pursuant to which the Company accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax basis of assets and liabilities are scheduled to reverse.  The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates.  Because the Company has incurred losses from operations, no benefit is realized for the tax effect of net deferred tax assets, including net operating loss carry forwards due to the uncertainty related to realization of these assets.

2.                                      Summary of Significant Accounting Policies (continued)

Comprehensive Income

The Company utilizes SFAS No. 130, “Reporting Comprehensive Income”.  This statement establishes standards for reporting comprehensive income and its components in a financial statement.  Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. To date, comprehensive income does not differ from net income for the period presented.

Research and Development Costs

Research and development costs are charged to expense when incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Concentration of Credit Risk

For the year ended December 31, 2004, approximately 84% of the Company’s sales were to three customers.  For the year ended December 31, 2004 the Company’s largest customer comprised 56% of sales.  The majority of the Company’s accounts receivable are with companies in the motion picture industry.  At December 31, 2004 approximately 89% of the Company’s accounts receivables were from three customers of which one customer made up 44% of the accounts receivable balance.  The Company’s customers are primarily large multi-national entertainment conglomerates headquarted in the United States.

Management believes that its relationship with all of its vendors is adequate to ensure delivery of its necessary supplies and services.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of uncollateralized accounts receivable.

2.                                      Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153,”Exchanges of Nonmonetary Assets,” an amendment to Opinion No. 29,”Accounting for Nonmonetary Transactions”.  Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004.  Management does not expect adoption of SFAS No. 153 to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 123(R),”Share-Based Payment”. SFAS 123(R) amends SFAS No. 123,”Accountung for Stock-Based Compensation”, and APB Opinion 25,”Accounting for Stock Issued to Employees.”  SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements.  SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company’s financial statements.

3.              Property and Equipment

Property and equipment at December 31, 2004 consists of the following:

Furniture and fixtures	$19,111
Computer equipment	2,445,968
Leasehold improvements	57,924
2,523,003
Less accumulated depreciation	(1,427,547)
$1,095,456

The Company has acquired certain equipment under capital leases.  Total equipment recorded on the balance sheet under capital leases for the year ended December 31, 2004 is $334,250 and related accumulated depreciation is $115,900.  Depreciation expense for these assets was $72,013 for the year ended December 31, 2004.

Depreciation expense for the year ended December 31, 2004 is $645,521.

4.              Notes Payable

Notes payable consists of the following at December 31, 2004:

Unsecured note payable to a company, bearing interest at 5% per annum and due on demand	$164,262
Unsecured notes payable to an individual, bearing interest at 10% per annum and due on demand	20,000
First Secured Convertible note payable to DTS bearing interest at 6% per annum. All principal and accrued interest is due in September 2005 (See Note 9). The note is convertible into 2.5% of the outstanding stock of the Company and is secured by all the assets of the Company. In addition, this note is also secured by a “Stock Pledge Agreement” between an officer and shareholder of the Company and DTS comprising 1,000,000 shares of LDI common shares	250,000
Second Secured Convertible note payable to DTS bearing interest at 6% per annum. All principal and accrued interest is due in December 2005. (See Note 9). The note is convertible into 10% of the outstanding stock of the Company and is secured by all the assets of the Company. This note is cross collateralized by the “Stock Pledge Agreement” assigned to the First Secured Convertible note payable to DTS	1,000,000
1,434,262
Less current portion	(1,434,262)
$—

See Note 6 for notes payable to related parties.

4.              Notes Payable (continued)

In connection with the sale of the Company discussed in Notes 1 and 9 all debt was subsequently paid, except for the First and Second Secured Notes Payable to DTS, in January 2005.  The First and Second Secured Notes Payable to DTS were not repaid upon the merger (See Note 9).

5.              Shareholders’ Deficit

During fiscal 2004 the Company had a $250,000 unsecured, convertible, note payable to a shareholder owned company, bearing interest at 6% per annum.  All principal and accrued interest was due in July 2005.  On December 10, 2004 this note and its accrued interest of $7,409 were converted into 68,918 shares of common stock.

6.              Related Party Transactions

As of December 31, 2004 notes payable to related parties consist of the following:

Unsecured line of credit to a shareholder owned company, bearing interest at 10% per annum and due on demand.	$25,000
Unsecured notes payable to shareholder, bearing interest at 10% and due on demand.	50,000
Unsecured notes payable to shareholder, bearing interest at 10% and due on demand.	50,000
Unsecured notes payable to shareholder, bearing interest at 10% and due on demand.	69,975
$194,975

See Note 7 “Commitments and Contingencies” for description of related party capital leases.  As of December 31, 2004, accrued interest and interest expense related to notes payable to related parties was $46,095 and $28,509, respectively.

During the year ended December 31, 2004 a company owned by a shareholder made short term loans to the Company totaling $100,000.  These short term loans were re-paid by December 31, 2004.  For the year ended December 31, 2004, total interest paid by the Company for these short term borrowings was $2,841.

During the year ended December 31, 2004 the Company purchased $52,572 of fixed assets and $3,797 of supplies from a company owned by a shareholder.  The Company believes that these transactions were made at “arms-length”.

During the year ended December 31, 2004 the Company retained the software consulting services of one of its shareholders for $10,000 per month.  For the year ended December 31, 2004 total compensation, including expense reimbursements, for these services totaled $125,690.

During the year ended December 31, 2004 LDI paid $19,000 to an entity owned by an officer of the Company for operational consulting services.

7.              Commitments and Contingencies

Commitments:

Operating Leases

The Company leases certain computer equipment under noncancellable operating leases having remaining terms in excess of one year.  As of December 31, 2004 the Company was delinquent with one of its operating leases for a total of $145,021.  This amount was paid in January 2005.

The Company leases its main operating and storage facility on a noncancellable operating leases expiring on September 30, 2005.  Total monthly rent expense under these operating leases is $13,605.

Capital Leases

Related Party Leases

The Company leases $272,000 of computers as capital leases from a company owned by a shareholder.  These capital leases are as follows:

A three year capital lease for $217,000 beginning November 1, 2003 accruing interest at 10%.  As of December 31, 2004 the outstanding amount on this lease is $146,028.

A two year capital lease for $55,000 beginning July 1, 2004 accruing interest at 10%.  As of December 31, 2004 the outstanding amount on this lease is $42,253.

Total interest expense incurred and paid for these leases for the year ended December 31, 2004 are $18,936 and $20,701, respectively.  Total accumulated depreciation recorded on this equipment as of December 31, 2004 is $92,175.

Other Capital Leases

The Company leases $48,250 of computers under a capital lease beginning November 2001.  The amount financed through this capital lease was $45,094.  The terms of this lease are for 34 months accruing interest at 12.31%.  As of December 31, 2004 the outstanding amount on this lease is $4,400.

Total Lease Commitments

The yearly lease obligations at December 31, 2004 are:

Year	Operating Lease	Capital Lease
2005	$800,973	$165,400
2006	533,507	48,222
2007	44,459
2008	—	—
2009	—	—
Thereafter	—	—
	$1,378,939	213,622
Interest ranging from 10% to 12%		(20,941)

Less: current portion		(104,534)
		$88,147

Rental expense under operating leases is $608,703 for the year ended December 31, 2004.

7.              Commitments and Contingencies (“continued)

Financing Arrangement

In 2003, a film processing company advanced LDI $200,000 in connection with a financing arrangement.  On December 20, 2004, LDI paid $400,000 to repay the $200,000 advance and $200,000 to terminate the original arrangement.  Additionally, the Company granted this same company preferred supplier status for a period of 18 months starting November 1, 2004.  LDI is required under the new agreement to purchase 35 and 65 millimeter negative, printing and print processing, film recording and video tape cloning provided that the company agrees to provide the particular service at competitive pricing and is able to meet LDI’s delivery schedule.  The termination fee of $200,000 was recorded in the statement of operations as general and administrative expense.

Employment Agreement

On December 15, 2004 the Company signed an omnibus amendment to the employment agreement with its Chief Operating Officer whereby the Company will issue him 161,697 common shares in exchange for the release of any claims for financial consideration with his original employment contract.  Total value of these shares is $564,094.  In accordance with this agreement the shares of common stock and the omnibus amendment were effective immediately prior to the merger date of January 3, 2005 but in no event no earlier than December 31, 2004.  As of December 31, 2004, the Company had accrued $577,853 relating to the obligation to issue shares for past services and is included in general and administrative expenses.

8.              Income Taxes

For the year ended December 31, 2004 the Company prepares its tax returns on a cash basis.  As such, the tax information provided below is as if the Company is on cash basis for tax purposes. As a result of net operating losses, the Company has not recorded a provision for federal income taxes and the Company's tax provision is comprised of the state minimum tax.

The provision for income taxes is composed of the following:

Current:
Federal	$—
State	800

800
Deferred:
Federal	—
State	—
—
$800

The components of the deferred tax assets and related valuation allowance at December 31, 2004 is as follows:

Deferred tax assets:
Net operating loss carryforward	$516,000
Cash to accrual	1,044,000
Depreciation	(150,000)
Total deferred tax asset	1,410,000
Valuation allowance	(1,410,000)
Net deferred tax assets	$—

Given the history of operating losses, the Company has recorded a full valuation allowance against its deferred tax assets as there is uncertainty surrounding the realization of the benefits in future tax returns.

The following is a reconciliation of the effective income tax rate as of December 31, 2004:

Federal statutory income tax rate	(34)%
State income tax rate	2%
Increase in valuation allowance on deferred tax asset	32%
Effective income tax rate	—%

The total net operating loss carryforward at December 31, 2004 of approximately $1,277,000 can be carried forward through 2024.  However the net operating loss will be limited as to its use by the subsequent change in ownership as of January 3, 2005 (see Notes 1 and 9).

9.              Subsequent Event

On January 3, 2005, DTS, LIVE Acquisition Corp., a wholly-owned subsidiary of DTS (“Merger Sub”), LDI, each of the then-stockholders of LDI, and John Lowry, as Stockholder Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of LDI by DTS pursuant to the merger of Merger Sub with and into LDI (the “Merger”), with LDI surviving the Merger as a wholly owned subsidiary of DTS.

The Merger was completed on the same date as the Merger Agreement.  As a result of the Merger, LDI is a wholly-owned subsidiary of DTS and therefore, will be included in the consolidated financial results of DTS for periods from and subsequent to January 3, 2005.  In connection with the Merger, LDI changed its name to “DTS Digital Images, Inc.”

Pursuant to the Merger, the former stockholders of LDI received aggregate cash proceeds of approximately $9.6 million plus the right to receive shares of common stock of DTS under certain circumstances, as described below.  Prior to the Merger, DTS had loaned LDI a total of $1.25 million to enable LDI to satisfy certain liabilities.  Neither LDI nor its stockholders were required to repay this loan prior to, or in connection with, the Merger.

The Merger Agreement provides that in the event that the business of LDI achieves certain gross profit targets in 2005 and 2006, the former stockholders of LDI shall be entitled to receive shares of DTS common stock.  In the event these targets are met in full, an aggregate of up to 857,213 shares of DTS common stock will be issued to the former LDI stockholders.  DTS has granted the former stockholders of LDI certain registration rights with respect to these shares pursuant to a Registration Rights Agreement.

The Merger Agreement also requires DTS to invest approximately $3.5 million in the business of LDI on or prior to June 30, 2005 to enable LDI to make certain capital expenditures and, if and to the extent LDI meets specified gross profit milestones, to invest up to an additional $1.5 million through the end of 2006.

In connection with the Merger Agreement, DTS Digital Images, Inc. entered into employment agreements with each of John Lowry, Michael Inchalik and Ian Godin, and DTS Canada ULC (a Canadian subsidiary of DTS) entered into an employment agreement with Ian Cavén.  The employment agreements each have a three year term.  Mr. Lowry’s agreement provides for a base salary of $225,000 during the first year of the term and $235,000 and $250,000, respectively, for each subsequent year of the term.  The agreements for

9.              Subsequent Event (continued)

Messrs. Inchalik, Godin and Cavén provide for annual base salaries of $185,000, $100,000 and $120,000, respectively, for each year during the term.  Each agreement generally provides that if the employee is terminated for any reason other than for cause (as such term is defined in the agreements), the employee will be entitled to continue to receive his base salary through the remaining term of the agreement.